Exhibit 10.16

AMENDMENT TO AGREEMENTS

This Amendment to the Loan, Pledge and Security Agreement and related Promissory Note, as of March 17, 2009 is made by and between Thermo Credit, LLC (hereinafter referred to as the “Secured Party”) and United eSystems, Inc., Netcom Data Southern Corp., Netcom Data Corp., and United Check Services, LLC ( jointly, severally and in solido “Debtor”), who hereby agree as follows:

WHEREAS, Secured Party and Debtor entered into a Loan, Pledge and Security Agreement and a Promissory Note (hereinafter the “Agreements”) dated as of September 17, 2008 (all capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreements);

WHEREAS, the Debtor desires to exercise the extension option provided in the Agreements, and

WHEREAS, the Secured Party and Debtor desire to amend the Agreements to modify certain terms and dates included in the original Agreements;

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Debtor and Secured Party hereby mutually enter into this Amendment to the Agreements as follows:

1.	The Maturity Date reflected in the Agreements is changed to March 31, 2010.

2.	The amount of the credit facility as reflected in the Agreements is changed to $2,050,000.00 (Two million fifty thousand dollars);

3.	Section 4 (b) and (c) of the Promissory Note is modified as follows:

(b)           Five monthly payments of principal of $20,000 plus accrued interest and fees commencing on April 30, 2009 and continuing on the last day of each month thereafter, followed by 6 monthly payments of principal of $40,000 plus accrued interest and fees, beginning September 30, 2009  and continuing on the last day of each month thereafter; and

(c)           One final payment of all unpaid principal and accrued and unpaid interest and fees on the Maturity Date (March 31, 2010);

4.	The Rate as reflected in the Section 1 of the Promissory Note is adjusted to the greater of the Prime Rate plus 11%, or 18%;

5.	Debtor hereby certifies that:

a.	all of the representations and warranties contained in the Agreements are true and correct as of the date thereof;
b.	the Debtor is not in default under the Agreements;
c.	no event of default has occurred and is continuing;
d.	Debtor has not breached any covenant contained in the Agreements; and
e.	the Agreements are in full force and effect as of the date hereof.

6.	Except as set forth above, all of the remaining terms, provisions and conditions of the Agreements shall remain in full force and effect.

7.
Simultaneous with Debtor’s execution of this Amendment, Debtor will pay to Secured Party a payment totaling $89,657.50 comprised of a $20,500.00 (1% of the commitment) Commitment Fee for the twelve-month extension of the commitment, and $69,157.50 to reduce the current principal balance outstanding to the new commitment level of $2,050,000.00

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date first above written.

SECURED PARTY:
THERMO CREDIT, LLC

By:  /s/ Jack V. Eumont, Jr.

Name:  Jack V. Eumont, Jr.
Title:   Executive Vice President

DEBTOR:
UNITED ESYSTEMS, INC.

By:  Walter Reid Green, Jr.

Name:  Walter Reid Green, Jr.
Title:  Chief Executive Officer

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